                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Disciplined Allocation Fund:

We consent to the use in this Registration Statement of Oppenheimer Disciplined Allocation Fund, of our report dated November 21, 2001, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the
Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the
Statement of Additional Information.

                                            KPMG LLP

Denver, Colorado
February 26, 2002

                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Value Fund:

We consent to the use in this Registration Statement of Oppenheimer Value Fund, of our report dated November 21,
2001, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional
Information.

                                            KPMG LLP

Denver, Colorado
February 26, 2002